SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant [ ]
Filed by a Party other than the Registrant [X]

Check the appropriate box:
[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Materials Under  Rule 14a-12

          Prometheus Income Partners, a California limited partnership
                (Name of Registrant as Specified in Its Charter)

                            Everest Investors 12, LLC
                           Everest Properties II, LLC
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
    (1) Title of each class of securities to which transactions applies:
        ........................................................................
    (2) Aggregate number of securities to which transactions applies:

        ........................................................................
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11.
        ........................................................................
    (4) Proposed maximum aggregate value of transaction:
        ........................................................................
    (5) Total fee paid:
        ........................................................................
    [ ] Fee paid previously with preliminary materials:
        ........................................................................

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
     (1)   Amount previously paid:
     (2)   Form, Schedule or Registration Statement no.:
     (3)   Filing Party:
     (4)   Date Filed:

                            EVEREST Investors 12, LLC
                           Everest Properties II, LLC
                     199 South Los Robles Avenue, Suite 440
                           Pasadena, California 91101

                                  July 16, 2002

     Enclosed is a Proxy Statement Solicitation asking you to give Everest your proxy to vote your limited partnership units at the meeting of the limited partners of the Partnership at 10:00 a.m., local time, on July 24, 2002, at Villa Hotel, 4000 South El Camino Real, San Mateo, California 94403. The purpose of the meeting is to vote on a proposed merger transaction by which an affiliate of the General Partner would acquire the Partnership's properties and the limited partners would receive $1,736 per Unit in cash.

     Everest Investors 12, LLC, and Everest Properties II, LLC (collectively, "Everest"), are each a limited partner of Prometheus Income Partners, a California limited partnership (the "Partnership"). IF YOU GIVE EVEREST YOUR PROXY, EVEREST WILL VOTE YOUR UNITS AS YOU DIRECT IN YOUR PROXY.

     EVEREST STRONGLY RECOMMENDS THAT YOU VOTE AGAINST THE PROPOSALS BY THE GENERAL PARTNER.

     Without even attempting to market the Partnership's properties to unaffiliated parties, the Partnership has received an unsolicited offer for the Partnership's assets. Everest believes the offer is superior to the merger proposal based on Everest's assessment that: (1) the offer would result in approximately $152 per Unit more cash to limited partners, (2) the offer was made by a well-qualified and credible purchaser that is not affiliated with the Partnership or its general partner, and (3) even though it may take a little more time to complete a sale, the offer (unlike the merger proposal) provides that the Partnership (and therefore the limited partners) keep the benefit of the mortgage principal payments and net cash flow made by the Partnership until the date the transaction is closed.

     DO NOT LET THE GENERAL PARTNER RUSH YOU INTO VOTING ON THE MERGER PROPOSAL. THERE IS NOW A HIGHER OFFER AVAILABLE TO THE PARTNERSHIP TO CONSIDER. AS A LIMITED PARTNER, EVEREST WANTS THE BEST RESULTS THAT CAN BE PROMPTLY ACHIEVED. EVEREST BELIEVES IT IS IN OUR BEST INTERESTS AS LIMITED PARTNERS TO VOTE AGAINST THE MERGER PROPOSAL.

     We urge you to carefully read the enclosed Proxy Solicitation Statement in order to vote your interests. If you have already voted, you can change your vote by returning the enclosed proxy to Everest with a later date than your previous proxy. It is important actually to vote "Against," rather than simply not vote, because PIP Partners will vote its 18.2% of the outstanding Units for and against the merger proposal in the same proportion as the votes actually returned by limited partners, but without counting non-votes as "Against" votes.

     If you have any  questions,  please do not  hesitate to contact  Everest at
(626) 585-5920. On behalf of Everest, thank you for your consideration of these matters.


                                     /s/ W. Robert Kohorst
                                     W. Robert Kohorst
                                     President


The Securities and Exchange Commission has not passed upon the accuracy or adequacy of the information contained in this document. Any representation to the contrary is unlawful.

                          PROXY SOLICITATION STATEMENT
                                       of
                          EVEREST INVESTORS 12, LLC AND
                           EVEREST PROPERTIES II, LLC
                                    regarding
                           PROMETHEUS INCOME PARTNERS
                        a California limited Partnership

                                  July 16, 2002


     Everest Investors 12, LLC, and Everest Properties II, LLC, each a California limited liability company (collectively, "Everest"), are each a limited partner of Prometheus Income Partners, a California limited partnership (the "Partnership"). Everest is hereby requesting you to give us your proxy to vote your limited partnership units ("Units") at the meeting of the limited partners of the Partnership at 10:00 a.m., local time, on July 24, 2002, at Villa Hotel, 4000 South El Camino Real, San Mateo, California 94403.

     The Partnership's general partner has called the meeting to vote on:

     1. A merger transaction proposed by Prometheus Development Co., the Partnership's general partner (the "General Partner"), pursuant to the Amended and Restated Agreement and Plan of Merger dated as of May 22, 2002 by and among the Partnership and affiliates of the General Partner, pursuant to which (a) PIP Acquisition, LLC, a California limited liability company and an affiliate of the General Partner and a wholly owner subsidiary of PIP Partners (another affiliate of the General Partner) will be merged with any into the Partnership, and (b) each outstanding Unit (other than those held by PIP Partners) will be converted into the right to receive $1,736 in cash. , PIP Partners-General, LLC and PIP Acquisition, LLC, (a wholly owned subsidiary of PIP Partners set for in the by which an affiliate of the General Partner would acquire the Partnership's properties and the limited partners would receive $1,736 per Unit in cash. (The "Merger Proposal").

     2. A proposal to permit the General Partner to adjourn the meeting to permit further solicitation of proxies if it has not received sufficient votes by the time of the meeting to approve the merger proposal. (The "Adjournment Proposal").

     3. Such other business as may properly come before the meeting or any adjournment or postponement of the meeting.

     These items of business are described in the General Partner's Proxy Statement dated June 13, 2002, previously sent to you (the "General Partner's Proxy Statement"). This Proxy Solicitation Statement and the accompanying form of proxy are first being mailed to limited partners on or about July 16, 2002. The proxies are solicited upon the terms and subject to the conditions of this Proxy Solicitation Statement and the accompanying form of proxy. Limited partners of the Partnership of record at the close of business on May 31, 2002, the record date, are entitled to notice of and to vote at the meeting. You may vote in person at the meeting even if you have returned a proxy to the General Partner or to Everest.

                 EVEREST RECOMMENDATION TO REJECT THE PROPOSALS

     Everest recommends that you vote "AGAINST" the Merger Proposal and "AGAINST" the Adjournment Proposal for the following reasons:

     -The Partnership has received an unsolicited offer for the Partnership's assets from a well-qualified and credible purchaser. Everest believes the offer is superior to the merger proposal. Aspen Square Management, Inc. ("Aspen") has offered $54,500,000 for the Partnership's properties (the "Superior Offer"), $1,300,000 more than the deal represented by the merger transaction with the General Partner's affiliate (the "General Partner's Offer"). Also, the Superior Offer includes no brokerage commission or disposition fee for the Partnership, which eliminates $1,600,000 of selling expenses to be charged to the Partnership under the General Partner's Offer. The Superior Offer is effectively $2,900,000 higher than the General Partner's Offer.

     -You should receive about $152 per Unit more from the Superior Offer than you would receive from the General Partner's Offer. Everest estimates that, if the properties were sold pursuant to the Superior Offer, limited partners would receive approximately $1,888 per unit of limited partnership interest ("Unit"), which is $152 per unit more than the expected proceeds of the General Partner's Offer.

     -The Superior Offer was made by a party that is not affiliated with the Partnership, its general partner, or Everest. You can be more confident that the Partnership is receiving the full, fair market value for the Partnership's properties. The general partner would be free to negotiate and close a sale pursuant to the Superior Offer without the conflicts of interest it has with the General Partner's Offer, and therefore should better represent the interests of the Partnership and your interests as a limited partner. The conditions of the Superior Offer are minimal and the time-frame for completion of the sale pursuant to the Superior Offer is comparable to the General Partner's Offer.

     -The General Partner's Offer would divert to the general partner value that Everest believes should accrue to the limited partners. The General Partner's Offer assumes that the Partnership's debt does not change after March 31, 2002, while in reality the Partnership should continue to make mortgage payments, including payments of principal that increase the Partnership's equity in its properties, and to generate cash flow. Pursuant to the General Partner's Offer, the benefit of such principal payments and net cash flow goes to the general partner's affiliated purchaser; while under the Superior Offer, the benefit of such increased equity and net cash flow goes to you as a limited partner. Everest believes that additional costs incurred to sell the properties to Aspen, such as another limited partner vote, would be more than offset by such net cash flow and equity enhancement received by the Partnership.

     -The General Partner's Offer includes a disposition fee to which the General Partner does not appear to be entitled. The General Partner's calculation of the merger consideration (page 65 of the General Partner's Proxy Statement) includes a "GP 1% disposition fee" of $532,000 that does not appear to be authorized by the Partnership's partnership agreement.

     -Whether or not the Superior Offer results in a sale, Everest believes that the Partnership can receive more for its properties than the General Partner's Offer. Since the General Partner has not listed the Partnership's properties for sale, and since Aspen made an unsolicited offer that significantly exceeds the General Partner's Offer, it is reasonable to expect that if the properties were properly marketed to unaffiliated purchasers, the Partnership would receive offers at prices significantly exceeding the General Partner's Offer, and possibly exceeding the Superior Offer.

     -The Adjournment Proposal should be rejected so that the General Partner has no reason to delay negotiating with Aspen on the Superior Offer. Everest believes the best interests of the Partnership and the limited partners would be served if the General Partner abandoned the General Partner's Offer and instead pursued negotiations with Aspen on the Superior Offer or properly marketed the Partnership's properties to unaffiliated prospective purchasers. The Adjournment Proposal would give the General Partner a chance to drag out the vote on the Merger Proposal indefinitely.

     YOUR VOTE IS IMPORTANT. EACH VOTE HAS GREATER EFFECT BECAUSE PIP PARTNERS (AN AFFILIATE OF THE GENERAL PARTNER) WILL VOTE ITS 18.2% OF THE OUTSTANDING UNITS FOR AND AGAINST THE MERGER PROPOSAL IN THE SAME PROPORTION AS THE VOTES ACTUALLY RETURNED BY LIMITED PARTNERS, BUT WITHOUT COUNTING NON-VOTES AS
"AGAINST" VOTES. This means that the Merger Proposal could be approved by unaffiliated limited partners with as little as 32% of the outstanding Units unless limited partners actually vote Against the Merger Proposal, rather than rely on their non-votes being considered a vote Against.

Additional Considerations

     In addition to the foregoing, you should also consider the following when deciding whether to vote For or Against the Merger Proposal and the Adjournment Proposal.

     Everest's comments and recommendation are based entirely on Everest's review of the Superior Offer as reflected in Aspen's offer letter; and Everest's prior knowledge of Aspen's successful purchase of a portfolio of real estate from a real estate investment trust in which Everest and some of its affiliates held shares. Everest previously provided you with a copy of Aspen's offer so that you can form your own opinion about the merits and credibility of the Superior Offer. Everest has not independently investigated the accuracy of the statements in Aspen's offer letter, and takes no responsibility for the accuracy, inaccuracy, completeness or incompleteness of any of the information contained therein.

     You are not being asked to approve the Superior Offer at this time. By returning the enclosed proxy, or by voting against the General Partner's proposals, you are not approving the Superior Offer. To Everest's knowledge, there is no definitive agreement between the Partnership and Aspen regarding the Superior Offer, and therefore Aspen is not yet legally obligated to perform the Superior Offer. If the Partnership and Aspen enter into a definitive agreement pursuant to the Superior Offer, Article 9.3 of the Partnership's Second Amended and Restated Limited Partnership Agreement requires that the vote of a majority of the limited partners "approve or disapprove the sale of either or both of the Properties." Everest does not know whether or not the General Partner and Aspen will reach a definitive agreement.

     Everest does not know what the General Partner will do if its proposals are not approved. Although Everest believes the General Partner's fiduciary duties to the Partnership and its limited partners require it to negotiate in good faith with Aspen concerning the Superior Offer, the General Partner may decide not do so, may decide not to enter into an agreement, and may decide not to proceed to market the Partnership's properties for sale. Everest has not attempted to identify or contact any potential buyers for the Partnership's properties other than Aspen.

     If the General Partner's proposals are not approved, it is possible that adverse changes in the real estate market, the financial market, interest rates, the Partnership's properties or other factors could occur before the Partnership's properties are sold that would result in a transaction less favorable that the General Partner's merger transaction. It is also possible that the Partnership will incur additional costs to consummate a transaction with Aspen, or to market the Partnership's properties, that would reduce the proceeds otherwise available to limited partners; however, Everest is confident that such efforts would result in significantly higher net proceeds to limited partners even after deducting any such additional expenses.

     Everest has no affiliation with Aspen. Everest directed Aspen's attention to the opportunity to make an offer for the Partnership's properties based on Everest's prior knowledge of Aspen's successful purchase of other real estate and Everest's familiarity with the Partnership as a limited partner. Everest has asked Aspen to consider paying a finder's fee to Everest if it succeeds in acquiring the Partnership's properties, but Aspen has made no agreement to do so or response to Everest's request.

     The General Partner's merger transaction is described in detail in the General Partner's Proxy Statement. You should review the General Partner's Proxy Statement carefully to evaluate the Merger Proposal. Everest has not independently investigated the accuracy of the statements in the General Partner's Proxy Statement, and takes no responsibility for the accuracy, inaccuracy, completeness or incompleteness of any of the information contained therein or for the failure by the General Partner to disclose events which may have occurred and may affect the significance or accuracy of any such information.

                         INFORMATION CONCERNING EVEREST

     This Solicitation is being made by Everest Investors 12, LLC ("Everest Investors 12"), and Everest Properties II, LLC ("Everest Properties"), each a California limited liability company. Everest Investors 12 owns 645 Units and Everest Properties owns 304 Units of the Partnership (collectively, 5% of the outstanding Units). They intend to vote their Units against the general partner's proposals.

     Below is a schedule of the dates and amounts for all purchases of Units by Everest Investors 12 and Everest Properties during the last 2 years (there were no sales).

         Everest Properties                 Everest Investors 12
         ------------------                 --------------------
         12/8/00   25 Units                 4/26/01  49 Units
         12/31/00 264 Units                 5/1/01  292 Units
         3/30/01   15 Units                 5/7/01  164 Units
                                            5/11/01  85 Units
                                            5/16/01  25 Units
                                            5/22/01  30 Units

     Everest Investors 12 was formed in 1999 for the purpose of investing in limited partnerships similar to the Partnership, and is managed by Everest Properties, which manages all of the business affairs of Everest Investors 12. Everest Properties was formed in 1996 and manages investments in real estate, cable and equipment leasing limited partnerships, and conducts other investment banking activities regarding real estate. The principal office of Everest
Properties is 199 South Los Robles Avenue, Suite 440, Pasadena, CA 91101; telephone (626) 585-5920.

     The management of Everest Properties has significant experience in the real estate industry and with limited partnerships like the Partnership. Below are resumes for the members of the executive management of Everest Properties.

     W. Robert Kohorst. Mr. Kohorst is the President of Everest Properties and its affiliates. He is a lawyer by profession. From 1984 through 1990, Mr. Kohorst was the President of the Private Placement Group for Public Storage, Inc., a national real estate syndicator. Mr. Kohorst's responsibilities included all structuring, marketing, investor services and accounting services for private placement syndications for Public Storage, Inc., and its affiliates. Upon leaving Public Storage, Inc. in 1990, Mr. Kohorst was the Chief Executive Officer and principal of two businesses, Tiger Shark Golf, Inc., a golf equipment manufacturer, and Masquerade International, Inc., a manufacturer of costumes. In 1991 Mr. Kohorst co-founded KH Financial, Inc., which has been engaged in the acquisition of general partner interests, real estate companies and related assets. Mr. Kohorst has been the President of KH Financial, Inc. from its inception to the present. Mr. Kohorst holds a Juris Doctor from the University of Michigan and a Bachelor of Science degree in accounting from the University of Dayton.

     David I. Lesser. Mr. Lesser is the Executive Vice President of Everest Properties. He is a lawyer by profession. From 1979 through 1986, Mr. Lesser practiced corporate and real estate law with Kadison, Pfaelzer, Woodard, Quinn & Rossi and Johnsen, Manfredi & Thorpe, two prominent Los Angeles law firms. From 1986 through 1995, Mr. Lesser was a principal and member of Feder, Goodman & Schwartz and its predecessor firm, co-managing the firm's corporate and real estate practice. Between 1990 and 1992, Mr. Lesser was counsel to Howard, Rice, Nemerovski, Robertson, Canady & Falk. Mr. Lesser is also a Vice President of KH Financial, Inc. Mr. Lesser holds a Juris Doctor from Columbia University and a Bachelor of Arts degree from the University of Rochester.

     Christopher K. Davis. Mr. Davis is a Vice President and the General Counsel of Everest Properties. He is a lawyer by profession. From 1991 to 1995, he practiced securities and corporate law with Gibson, Dunn & Crutcher, a prominent national law firm headquartered in Los Angeles. From 1995 through 1997, he served as Senior Staff Counsel and then Director of Corporate Legal of Pinkerton's, Inc., a worldwide provider of security, investigation and related services. At Pinkerton, Mr. Davis was responsible for directing the corporate legal section of the legal department. Mr. Davis holds a Juris Doctor from Harvard Law School and a Bachelor of Science degree in Business Administration from the University of California, Berkeley.

     Peter J. Wilkinson. Mr. Wilkinson is a Vice President and the Chief Financial Officer of Everest Properties. He is an accountant by profession. From 1981 through 1987, he worked for Deloitte Haskins and Sells and Coopers and Lybrand in London and Sydney in their audit divisions, gaining significant experience in a variety of industry segments. From 1987 to 1990, he was the company secretary and controller of Gresham Partners, an Australian investment bank where, in addition to being responsible for all financial, tax and administrative matters, he was involved with analyzing leveraged buyout, property finance and business acquisitions. Mr. Wilkinson joined BankAmerica in the United States and from 1991 to 1996 held a number of positions, culminating in being the Division Finance Officer for the Corporate Trust and Mortgage and Asset Backed divisions. In this capacity, he was responsible for presentation of all financial information and financial due diligence during their divestiture. Mr. Wilkinson holds a Bachelor of Science degree from Nottingham University and is an English chartered accountant.


              INFORMATION CONCERNING THE PARTNERSHIP AND PROPOSALS

     Information concerning the Partnership and the General Partner's proposals is available in the General Partner's Proxy Statement, which is available for free from the website of the Securities and Exchange Commission: www.sec.gov (select "Filings and Forms (EDGAR)" from the home page and follow instructions to search for "Prometheus Income Partners"). Everest's Proxy Solicitation Statement and any other additional soliciting materials are also available for free at the same website.

                          MEETING AND VOTING PROCEDURE

Returning Your Proxy To Everest

     The proxy form included with this Proxy Solicitation Statement may be used by limited partners to cast their votes. For each proposal, limited partners should mark a box adjacent to the proposal indicating that the limited partner votes "For" or "Against" the proposal, or wishes to "Abstain." All proxies that are properly completed, signed and delivered to Everest, and not revoked prior to the vote at the meeting will be given effect in accordance with the specifications thereof. If none of the boxes on the proxy is marked, but the proxy is otherwise properly completed and signed, the limited partner delivering such proxy will be deemed to have voted "Against" the proposals.

     Limited partners are requested to complete, sign and date the proxy form included with this Proxy Solicitation Statement and mail, hand deliver, send by overnight courier or fax the original signed proxy to Everest at:

                  Everest Properties II, LLC
                  199 S. Los Robles Ave., Suite 440
                  Pasadena, CA 91101

                  Fax:  (626) 585-5929

     Proxies should be sent or delivered to Everest and not to the Partnership. A prepaid, return envelope is included herewith.

     This Proxy Solicitation Statement and the related proxy are first being mailed to Limited Partners on or about July 16, 2002. Limited partners who are record owners of Units as of May 31, 2002 (the "record date") may execute and deliver a proxy. A beneficial owner of Units who is not the record owner of such Units must arrange for the record owner of such Units to execute and deliver to Everest a proxy that reflects the vote of the beneficial owner.

     All questions as to the validity, form, eligibility (including time of receipt), acceptance and revocation of the proxy, and the interpretation of the terms and conditions of this solicitation, will be determined by Everest, whose determination will be final and binding. Everest reserves the absolute right to reject any or all proxies that are not in proper form or the acceptance of which, in the opinion of Everest or its counsel, could be unlawful. Everest also reserves the right to waive any irregularities or conditions as to particular proxies or Units. Unless waived, any irregularities in connection with proxies must be cured within such time as Everest determines. None of Everest, any of its affiliates, or any other person shall be under any duty to give any notification of any such defects, irregularities or waiver, nor shall any of them incur any liability for failure to give such notification. Deliveries of proxies will not be deemed to have been made until any irregularities or defects therein have been cured or waived.

The Meeting

     The meeting is to be held at 10:00 a.m., local time, on July 24, 2002, at Villa Hotel, 4000 South El Camino Real, San Mateo, California 94403; unless adjourned or postponed by the General Partner. Excerpts from the General Partner's Proxy Statement regarding the conduct of the meeting of limited partners are set forth below for your convenience and information.

Matters to be Considered

     At the meeting, the limited partners will be asked to consider and vote on the merger proposal and the adjournment proposal and to consider any other matters as may properly come before the meeting. A vote for the merger proposal is not also a vote for the adjournment proposal. You must vote separately on each proposal.

     Approval of the merger proposal by the limited partners is a condition to Prometheus Income Partners' participation in the merger.

     Approval of the adjournment proposal will permit the adjournment of the meeting to solicit additional proxies in the event that there are not sufficient votes at the time of the meeting to approve the merger proposal. Prometheus Development Co. intends to recommend the adjournment of the meeting for ten days if on the date of the meeting Prometheus Income Partners has not received duly executed proxies which, when added to the number of votes represented in person at the meeting by persons who at that time intend to vote for the merger proposal, will constitute a sufficient number of votes to approve the merger proposal. However, if limited partners holding greater than a majority of the outstanding units have indicated their intention to vote against, and have submitted duly executed proxies voting against, the merger proposal, the merger does not require Prometheus Development Co. to recommend adjournment of the meeting. Approval of the adjournment proposal by the limited partners is not a condition to Prometheus Income Partners' participation in the transaction.

     Other than the merger proposal and the adjournment proposal, Prometheus Development Co. does not expect to ask the limited partners to vote on any other matters at the meeting. However, if matters other than the merger proposal and the adjournment proposal are properly brought before the meeting, or any adjournments or postponements of the meeting, the persons appointed as proxies will have discretion to vote or act on those matters according to their best judgment.

Record Date; Voting Power

     Prometheus Development Co. has fixed the close of business on May 31, 2002, as the record date for determination of the limited partners entitled to notice of and to vote at the meeting and any adjournment or postponement of the meeting. Only holders of record of units at the close of business on May 31, 2002 are entitled to notice of and to vote at the meeting. As of the record date, there were 18,995 units in Prometheus Income Partners outstanding and held of record by 920 holders of record. Holders of record of units are entitled to one vote for each unit that they hold on the merger proposal, the adjournment proposal and any other matter that may properly come before the meeting.

Quorum

     The necessary quorum for the transaction of business at the meeting is the presence in person or by proxy of limited partners holding a majority of the units in Prometheus Income Partners outstanding on the record date. For purposes of determining the presence of a quorum, proxies marked "ABSTAIN" will be counted by Prometheus Development Co. as present at the meeting.

     In the event that there are insufficient votes present at the meeting to constitute a quorum, and proxies and votes for the merger proposal represent fewer than 50% of the units, the units for which proxies have been received marked in favor of the adjournment proposal may be voted to adjourn the meeting to a later date. Notice of the adjourned meeting need not be given if the time and place of the adjourned meeting is announced at the meeting, the adjournment is for not more than forty-five days from the date of the original meeting and no new record date is set.

Vote Required

     A vote for the merger proposal is not also a vote for the adjournment proposal. You must vote separately on each proposal. The affirmative vote of limited partners holding greater than 50% of the units outstanding on the record date is required to approve the merger proposal. The affirmative vote of limited partners holding more than 50% of the units present in person or by proxy at the meeting is required to approve the adjournment proposal.

     Limited partners are urged to complete, date, sign and promptly return the enclosed proxy. All properly executed proxies received by Prometheus Development Co. prior to the meeting that are not revoked will be voted at the meeting in accordance with the instructions indicated on the proxies.

     If you mark "ABSTAIN" on your proxy and do not vote in person at the meeting, the effect will be the same as a vote against the merger proposal. If you fail to return your proxy and do not vote in person at the meeting, as a result of the agreement of PIP Partners to vote as have the voting limited partners, the effect on the merger proposal will depend on how other limited partners vote. If you fail to return your proxy, your units will have no effect on the outcome of the adjournment proposal. If you mark "ABSTAIN" on your proxy and do not vote in person at the meeting, the effect will be the same as a vote against the adjournment proposal. If you sign and return your proxy but do not give instructions on your proxy, your units will be voted for the merger proposal and for the adjournment proposal.

     Approval of the merger proposal by the limited partners is a condition to Prometheus Income Partners' participation in the merger. Therefore, if Prometheus Development Co. does not receive votes for the merger proposal from limited partners holding greater than 50% of the units, the merger proposal will not be approved and Prometheus Income Partners will not participate in the merger.

     Approval of the adjournment proposal by the limited partners is not a condition to Prometheus Income Partners' participation in the transaction. Approval of the adjournment proposal by the limited partners will permit the adjournment of the meeting to solicit additional proxies in the event that there are not sufficient votes at the time of the meeting to approve the merger proposal.

Changing Your Vote

     You may revoke your proxy at any time before it is voted at the meeting (1) by sending in a later dated, signed proxy, (2) by written notice of revocation to Prometheus Development Co. or (3) by attending the meeting and voting in person.

Revocation of Proxies Granted to Everest

     Proxies granted to Everest may be revoked at any time before it is voted at the meeting (1) by sending in a later dated, signed proxy, (2) by written notice of revocation to Everest or (3) by attending the meeting and voting in person. For a revocation to be effective, the notice must specify the name of the record holder of the Units and the name of the person having executed the proxy to be revoked (if different), and must be executed in the same manner as the proxy to which the revocation or change relates or by a duly authorized person that so indicates and that submits with the notice appropriate evidence of such authority as determined by Everest.

     Everest reserves the right to contest the validity of any revocation or change of vote and all questions as to validity (including time of receipt) will be determined by Everest in its sole discretion, which determination will be final and binding. None of Everest, any of its affiliates, or any other person will be under any duty to give notification of any defects or irregularities with respect to any revocation or change of vote nor shall any of them incur any liability for failure to give such notification.

Absence of Appraisal Rights

     There are no appraisal or other similar rights available to limited partners in connection with this solicitation of proxies.

Solicitation of Proxies

     Neither the  Partnership  nor the General  Partner is a participant in this solicitation  of  proxies.  Everest  Investors  12 and  Everest  Properties  are
participants in the solicitation, and will initially bear all costs of this solicitation of proxies, including fees for attorneys, and the cost of preparing, printing and mailing this Proxy Solicitation Statement. Everest may seek reimbursement for such costs from the Partnership or Aspen to the extent allowed under the partnership agreement and applicable law. In addition to the use of mails, certain officers or regular employees of Everest Properties may solicit proxies; however, none of these individuals have been specially engaged to assist the solicitation and no officer or employee will be compensated for services to assist the solicitation other than reimbursement of any out-of-pocket expenses relating to the solicitation. The total fees and expenses to be incurred by Everest in connection with this solicitation are estimated to be $20,000. Everest has incurred fees and expenses in connection with this solicitation as of July 16, 2002, of approximately $2,000.

     Limited partners are encouraged to contact Everest at the address and telephone number set forth on the back cover of this Proxy Solicitation Statement with any questions regarding this solicitation and with requests for additional copies of this Proxy Solicitation Statement and form of proxy.

                          PROXY SOLICITATION STATEMENT
                                       of
                          EVEREST INVESTORS 12, LLC AND
                           EVEREST PROPERTIES II, LLC
                                    regarding
                           PROMETHEUS INCOME PARTNERS
                        a California limited Partnership





     Deliveries of proxies, properly completed and duly executed, should be made to Everest at the address or fax number set forth below.

     Questions and requests for assistance about procedures for consenting or other matters relating to this solicitation may be directed to Everest at the address and telephone number listed below. Additional copies of this Proxy Solicitation Statement and form of proxy may be obtained from Everest as set forth below.


     No person is authorized to give any information or to make any representation not contained in this Proxy Solicitation Statement regarding the solicitation of proxies made hereby, and, if given or made, any such information or representation should not be relied upon as having been authorized by Everest or any other person. The delivery of this Proxy Solicitation Statement shall not, under any circumstances, create any implication that there has been no change in the information set forth herein or in the affairs of Everest or the Partnership since the date hereof.











                           Everest Properties II, LLC
                     199 South Los Robles Avenue, Suite 440
                           Pasadena, California 91101

                                 (626) 585-5920
                               Fax: (626) 585-5929

                                 REVOCABLE PROXY

        THIS PROXY IS SOLICITED ON BEHALF OF THE EVEREST LIMITED PARTNERS

The undersigned hereby appoints David I. Lesser, Christopher K. Davis and Vahan Saroians, or any of them, with full power of substitution, as attorneys, agents and proxies (the "Proxies") to vote on behalf of the undersigned at the meeting of limited partners of Prometheus Income Partners to be held at 10:00 a.m., local time, on Wednesday, July 24, 2002, at Villa Hotel, 4000 South El Camino Real, San Mateo, California 94403, or any adjournment or postponement of the meeting:

(1) Proposal to approve the Amended and Restated Agreement and Plan of Merger dated as of May 22, 2002 by and among Prometheus Income Partners, a California limited partnership, PIP Partners - General, LLC, a California limited liability company, and PIP Acquisition, LLC, a California limited liability company. This proposal, together with the merger and all of the transactions contemplated by the merger agreement, is referred to in the accompanying Proxy Solicitation Statement as the "Merger Proposal." Approval of the Merger Proposal will also constitute approval of all of the transactions contemplated by the merger agreement.

                        |_| FOR     |_| AGAINST   |_| ABSTAIN

(2) Proposal to permit Prometheus Development Co. to adjourn the meeting to permit further solicitation of proxies in the event that there are not sufficient votes at the time of the meeting to approve the Merger Proposal. This proposal is referred to in the accompanying Proxy Solicitation Statement as the "Adjournment Proposal."

                        |_| FOR     |_| AGAINST   |_| ABSTAIN

THE EVEREST LIMITED PARTNERS RECOMMEND A VOTE "AGAINST" THE MERGER PROPOSAL AND "AGAINST" THE ADJOURNMENT PROPOSAL.

This proxy when properly executed will be voted in the manner directed in this document by the undersigned limited partner. If no direction is made on this card, this proxy will be voted AGAINST the merger proposal and AGAINST the adjournment proposal. This proxy also authorizes the proxies to vote at their discretion on any other matter that may properly come before the meeting or any adjournment or postponement thereof.

Instructions For Returning Proxy. Please mark, sign, date and return this proxy promptly using the enclosed postage paid envelope, or via facsimile, to:

         Everest Properties II, LLC         By:  _______________________________
         199 S. Los Robles Ave., #440
         Pasadena, CA  91101                Print Name: ________________________
         Tel: (626) 585-5920
         Fax: (626) 585-5929                By:  _______________________________

                                            Print Name: ________________________

Please sign exactly as name appears hereon. When units are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full tittle of the signer. If a corporation, please sign name by President or other authorized officer. If a partnership, please sign partnership name by authorized person.

Questions and Information. If you have questions or need assistance in completing your proxy, please call Everest.










PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY AS INSTRUCTED ABOVE.

                           PROMETHEUS INCOME PARTNERS
                        a California limited Partnership

                            PROXY OF LIMITED PARTNER



     Deliveries of proxies, properly completed and duly executed, should be made to Everest at the address or fax number set forth below. A prepaid, return envelope is included herewith.

     Questions and requests for assistance relating to this solicitation may be directed to Everest at the address and telephone number listed below. Additional copies of this Proxy Solicitation Statement and form of proxy may be obtained from Everest as set forth below.











                           EVEREST PROPERTIES II, LLC
                     199 South Los Robles Avenue, Suite 440
                           Pasadena, California 91101

                                 (626) 585-5920
                               Fax: (626) 585-5929